Exhibit 10.7(d)

Filing note:

Exhibit 10(j) to FHN’s Annual Report on Form 10-K for the year 1995 was a schedule of deferral agreements with directors. Only a single director listed in old exhibit 10(j) currently is a director of FHN. This exhibit 10.7(d), being filed with FHN’s 2018 Form 10-K, contains the text of the old exhibit as it relates to the remaining director; all obsolete portions of the old exhibit are omitted from this exhibit.

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SCHEDULE OF DEFERRAL AGREEMENTS

NAME	DATE	AMOUNT	TERMS(1)

Vicki G. Roman	12-30-94	1-95 Director Fees	Lump Sum on retirement

1)	Terms column lists (1) the number of payments, (2) whether semiannually, annually or lump sum, and (3) payment commencement date.

All agreements dated prior to 1991 provide that interest shall accrue at the Corporation’s annual cost of money, as determined by the Corporation. All other agreements accrue interest at a rate based on 10-year U.S. Treasury securities.